American Magna Corp.
701 N. Green Valley Parkway, Suite 200
Henderson, Nevada, 89074

March 25, 2014

Jason Bains

Re:           Conversion of Loan to Shares

Dear Mr. Bains:

Reference is hereby made to the Bridge Loan Agreement dated August 20, 2010, as amended on each of August 20, 2011, August 27, 2012 and August 27, 2013 (the "Loan Agreement"), between yourself (hereinafter the "Investor") and American Magna Corp. f/k/a Dakota Gold Corp., a Nevada corporation (the “Company”) pursuant to which the Investor lend the Company the aggregate sum of $113,610 at 5% annual interest; such sum due and payable by the Company on August 27, 2014. This letter sets forth the terms of our mutual agreement to exchange the outstanding principal and all accrued interest thereto for shares of common stock of the Company in accordance with the terms below.

1. Loan  Exchange. Subject to the terms and subject to conditions of this letter agreement, the Investor hereby agrees to exchange the outstanding original principal balance of the bridge loan in the amount of $ 100,000 and all accrued and unpaid interest thereon in the amount of $16,987 for (i) $10,000 (the “Cash Payment) and (ii) 427,948 shares for shares of common stock of the Company (“Common Stock”), at a conversion rate of $0.25, resulting in the issuance of 427,948 shares of Common Stock (the “Shares’).

2. Deliveries. At the Closing (as defined below), the Company shall deliver to the Investor the Cash Payment and a certificate representing the Shares. The Investor agrees and acknowledges that as of the Closing, all obligations of the Company to the Investor pursuant to the Loan Agreement shall be terminated and have no further force and effect, and the Investor releases the Company from any further obligations thereunder, including without limitation the payment of the Loan (as defined in the Loan Agreement) and accrued interest thereon.

3. Closing. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of the Company no later than the fifth business day after the date hereof or such other date and time as shall be mutually agreed to by the Investor and the Company.

4. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

(a) Ownership of the Loan. The Investor is a lender to the Company, and no person has the right to receive the principal or accrued interest on the Loan other than the Investor. The Investor has good, valid and marketable title to said Loan (including accrued interest thereon), free and clear of all liens, mortgages, charges or other encumbrances and any preemptive or subscription rights, and has not assigned or otherwise transferred or granted any interest in the Loan to any third party.

(b) No Consents.  The Investor is not required to obtain any order, consent, approval or authorization of any person or entity in connection with the exchange of the principal and accrued interest for the Cash Payment and the Shares.

(c) Investor’s  Actions.  The Investor acknowledges that the Investor has separately negotiated with the Company the terms and conditions of this letter agreement and that the delivery of a signed copy hereof to the Company does not mean that the Company has made any offer to the Investor to acquire the Shares or that the Investor is making an offer to the Investor to sell the Shares to it. The Investor is not acquiring the Shares as a result of any general solicitation or general advertisement by the Company.

(d) Investor’s Status. The Investor is an “accredited investor”, as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”) because (check the applicable box below):

_____ A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000.
_____ A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

[The Investor is not a resident of the United States. Furthermore, the Investor represents, warrants and agrees that he is not a U.S. Person and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and is not acquiring the Shares for the account or benefit of a U.S. Person.] Prior to the date hereof, neither the Investor no any of his affiliates has, directly or indirectly, any shares of Common Stock, convertible securities or any other interest in the Company.

(e) Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(f) Restricted Shares. The Investor represents, warrants and agrees that he will not sell or otherwise transfer the Shares without registration under the Securities Act of 1933, as amended (the " Act") or an exemption therefrom, and fully understands and agrees that the Investor must bear the economic risk of his receipt of the Shares because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and applicable securities laws of such states,  or  an  exemption  from  such  registration is available.  In particular,  the  Investor  is aware that the Shares are “restricted securities,” as such term is defined in Rule 144 promulgated under the Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Investor also understands that the Company is under no obligation to register the Shares on his behalf or to assist him in complying with any exemption from registration under the Act or any state securities laws.

(g) No Reliance. The Investor is not relying on the Company with respect to economic considerations involved in this exchange of his Loan for the Cash Payment and the Shares. The Investor is not relying on the Company, or any of its employees, agents or sub-agents with respect to the legal, tax, economic and related considerations of an investment in the Shares, and has relied on the advice of, or has consulted with, his own advisors. No oral or written representations have been made, or oral or written information furnished, to the Investor or his advisors, if any, other than the representations and warranties of the Company contained herein.

(h) SEC Documents. The Investor understands and acknowledges that his acceptance of the Shares in exchange for the Loan is a speculative investment that involves a high degree of risk and the potential loss of his entire investment. The Investor has reviewed the SEC Reports (as defined below), including without limitation, the matters in the periodic filings related to “Cautionary Language Regarding Forward-Looking Statements” and “Risk Factors”, if any therein, and, in particular, acknowledges that the Company has a limited operating history and is engaged in a highly competitive business.

(i) Restrictive Legend. The Invest or understands and agrees that the certificates for the Shares shall bear substantially the following legend until (i) such Shares shall have been registered under the Act and effectively disposed of in accordance with a registration statement that has been declared effective or (ii) in the opinion of counsel for the Company such Shares may be sold without registration under the Act, as well as any applicable “blue sky” or state securities laws:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES  ACT”),  OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN  THE  ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED."

5. Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor as follows:

(a) Organization, Authority and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to execute and deliver this letter agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company.

(b) No Consents. The Company is not required to obtain any order, consent, approval or authorization of any person or entity in connection with the issuance of the Shares in exchange for the Shares or any of the other transactions contemplated hereunder.

(c) Issuance of the Exchange Shares. The Shares, when issued, will be duly authorized by all necessary corporate action by the Company, and will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

(d) SEC Reports. The Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6. Further Assurances. The Investor and the Company shall execute and deliver such further instruments of conveyance, transfer and assignment, cooperate and assist in providing information for making and completing regulatory filings, and take such other actions as the Investor or he Company, as the case may be, may reasonably require of the other party to evidence or effectuate the transactions contemplated hereunder.

7. Amendment. This Agreement may not be amended or otherwise modified, except by an instrument in writing signed by, or on behalf of, each of the parties hereto.

8. Governing Law. This letter agreement (including the documents and instruments referred to herein) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, as applied to agreements entered into and wholly performed within such State.

9. Counterparts. This letter agreement may be executed by facsimile or other electronic  means  and  in  one  or  more  counterparts  which  together  shall  constitute  a  single agreement. If any provisions of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire letter agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this letter agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

10. Entire Agreement. This letter agreement supersedes all prior agreements between the parties hereto with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

Remainder of Page Intentionally Omitted; Signature Pages to Follow

If this letter agreement accurately sets forth our agreement, please si&rn below where indicated.

Dated: - March 26, 2014

Sincerely.

AMERICAN MAGNA CORP.

/s/ Herb Duerr
Name: Herb Duerr
Title: President

AGREED AND  ACCEPTED:

/s/ Jason Bains
Jason Bains